Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com
XILINX ANNOUNCES THIRD QUARTER FISCAL 2011 RESULTS
SAN JOSE, CA, January 19, 2011— Xilinx, Inc. (Nasdaq: XLNX) today announced third quarter fiscal 2011 sales of $567.2 million, down 8% sequentially and up 10% from the third quarter of the prior fiscal year. Third quarter fiscal 2011 net income was $152.3 million, or $0.58 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.16 per outstanding share of common stock, payable on March 2, 2011 to all stockholders of record at the close of business on February 9, 2011.
Additional third quarter comparisons are represented in the charts below:
GAAP Results
(In millions, except EPS)

	Q3	Q2	Q3	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
Net revenues	$567.2	$619.7	$513.3	-8%	10%
Operating income	$183.5	$222.7	$136.6	-18%	34%
Net income	$152.3	$170.9	$106.9	-11%	42%
Diluted earnings per share	$0.58	$0.65	$0.38	-11%	53%
The sales decline during the quarter was driven primarily by weaker than anticipated wireless communications sales to customers in Europe and North America.
“While we did not achieve a fifth consecutive quarter of record sales, I am pleased with the Company’s continued focus on cost reduction and financial discipline. This is reflected in gross margin and operating margin of 65.7% and 32%, respectively, in the December quarter. This is up from 64.1% and 27% in the same quarter of the prior year,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “As we embark upon 2011, I am encouraged by initial manufacturing milestones we have achieved on the new 28nm technology node. When coupled with the competitive advantages offered by our 7 series FPGAs, I believe Xilinx is positioned to establish clear market share leadership on this technology node.”

Net Revenues by Geography:

	Percentages
	Q3	Q2	Q3	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
North America	30%	30%	35%	-7%	-5%
Asia Pacific	38%	35%	36%	-1%	19%
Europe	22%	26%	20%	-22%	21%
Japan	10%	9%	9%	-3%	14%
Net Revenues by End Market:

	Percentages
	Q3	Q2	Q3	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
Communications	45%	48%	46%	-14%	8%
Industrial & Other	34%	31%	32%	-2%	15%
Consumer & Automotive	15%	15%	15%	-6%	15%
Data Processing	6%	6%	7%	-6%	-6%
Net Revenues by Product:

	Percentages
	Q3	Q2	Q3	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
New	43%	44%	33%	-10%	46%
Mainstream	27%	27%	33%	-11%	-11%
Base	25%	25%	29%	-7%	-6%
Support	5%	4%	5%	13%	13%
Products are classified as follows:
New Products: Virtex®-6, Virtex-5, Spartan®-6, Spartan-3A and Spartan-3E product families Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II product families Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families Support Products: Configuration products, HardWire, Software & Support/Services
Key Statistics:
(Dollars in millions)

	Q3	Q2	Q3
	FY 2011	FY 2011	FY 2010

Annual Return on Equity (%)*	30	32	14

Operating Cash Flow	$333	$42	$185

Depreciation Expense	$13	$13	$13

Capital Expenditures	$15	$15	$9

Combined Inventory Days	130	89	85

Revenue Turns (%)	44	48	58

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights — Third Quarter Fiscal 2011
•	Xilinx announced the industry’s first stacked silicon interconnect technology for delivering breakthrough capacity, bandwidth and power savings using multiple FPGA die in a single package. This platform approach is the result of five years of Xilinx research and development efforts coupled with industry leading technology from TSMC and our assembly suppliers. Representing a significant step in FPGA evolution, this innovation is expected to extend the range of applications addressed by programmable logic.
•	Xilinx demonstrated its commitment to delivering superior transceiver performance for optical communications by announcing the availability of Virtex-6 HXT FPGAs that support 40Gbps and 100Gbps. Additionally, with its Virtex-7 HT FPGAs, Xilinx demonstrated 28Gbps serial transceiver performance required for next generation 100-400Gbps applications. These 28nm devices are equipped with the industry’s highest-speed and lowest jitter serial transceivers available in an FPGA to support stringent optical and backplane protocols.
Business Outlook — March Quarter Fiscal 2011
•	Sales are expected to be flat to up 5% sequentially.

•	Gross margin is expected to be approximately 65% plus or minus one percentage point.

•	Operating expenses are expected to be approximately $195 million, including approximately $6 million in restructuring charges.

•	Other income and expense is expected to be an expense of approximately $9 million.

•	Fully diluted share count is expected to be approximately 266 million.

•	March quarter tax rate is expected to be approximately 21%.
Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the third quarter financial results and management’s outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 642-1687 and referencing confirmation code 32142705. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter for fiscal 2011. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-Q and 10-K.
About Xilinx
Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.
Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
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XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2011	2010	2010	2011	2010
Net revenues	$567,190	$619,666	$513,349	$1,781,593	$1,304,534
Cost of revenues	194,419	213,260	184,320	615,855	486,319

Gross margin	372,771	406,406	329,029	1,165,738	818,215

Operating expenses:
Research and development	98,453	96,578	101,867	289,515	275,245
Selling, general and administrative	86,531	87,174	85,037	257,763	237,214
Amortization of acquisition-related intangibles	—	—	—	—	2,493
Restructuring charges	4,276	—	5,531	4,276	27,217

Total operating expenses	189,260	183,752	192,435	551,554	542,169

Operating income	183,511	222,654	136,594	614,184	276,046
Impairment loss on investments	—	—	(3,041)	—	(3,041)
Interest and other expense, net	(3,302)	(3,484)	(542)	(11,916)	(13,234)

Income before income taxes	180,209	219,170	133,011	602,268	259,771
Provision for income taxes	27,868	48,275	26,103	120,445	50,819

Net income	$152,341	$170,895	$106,908	$481,823	$208,952

Net income per common share:
Basic	$0.59	$0.66	$0.39	$1.82	$0.76

Diluted	$0.58	$0.65	$0.38	$1.79	$0.75

Cash dividends declared per common share	$0.16	$0.16	$0.16	$0.48	$0.44

Shares used in per share calculations:
Basic	259,418	260,151	276,832	265,085	275,989

Diluted	263,612	263,286	278,566	268,778	277,030

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Jan. 1,	Apr. 3,
	2011	2010
	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,764,765	$1,386,605
Accounts receivable, net	369,657	262,735
Inventories	242,532	130,628
Deferred tax assets and other current assets	153,701	127,098

Total current assets	2,530,655	1,907,066
Net property, plant and equipment	376,764	365,878
Long-term investments	660,167	582,202
Other assets	290,847	329,172

Total Assets	$3,858,433	$3,184,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$294,483	$277,029
Deferred income on shipments to distributors	80,536	80,132

Total current liabilities	375,019	357,161
Convertible debentures	887,197	354,798
Deferred tax liabilities	368,521	294,149
Other long-term liabilities	54,090	57,740

Stockholders’ equity	2,173,606	2,120,470

Total Liabilities and Stockholders’ Equity	$3,858,433	$3,184,318

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2011	2010	2010	2011	2010

SELECTED CASH FLOW INFORMATION:
Depreciation	$12,500	$12,747	$12,867	$37,438	$37,932
Amortization	1,873	1,943	3,210	5,559	11,777
Stock-based compensation	14,754	15,421	15,519	45,295	41,010
Net cash provided by operating activities	332,527	41,616	185,478	479,185	450,421
Purchases of property, plant and equipment	14,880	15,177	8,693	48,324	17,540
Payment of dividends to stockholders	41,489	41,645	44,299	126,951	121,617
Repurchases of common stock	2,634	32,976	25,000	468,943	25,000
Proceeds from issuance of common stock to employees and excess tax benefit	24,991	41,816	13,546	72,624	13,167

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,092	$1,312	$1,291	$3,671	$3,678
Research and development	7,120	7,341	7,289	21,665	18,140
Selling, general and administrative	6,542	6,768	6,939	19,959	18,247
Restructuring charges	—	—	—	—	945